State of Delaware
Secretary of State
Division of Corporations
Delivered 05:47 PM 08/30/2019
FILED 05:47 PM 08/30/2019
SR 20196817069 - File Number 7584925

STATE *of* DELAWARE
CERTIFICATE *of* INCORPORATION
A STOCK CORPORATION

- **First:** The name of this Corporation is Enigma-Bulwark Risk Management,Inc.
- **Second:** Its registered office in the State of Delaware is to be located at 2140 S Dupont Highway Street, in the City of Camden County of Kent Zip Code 19934. The registered agent in charge thereof is Paracorp Incorporated.

Third: The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

- **Fourth:** The stock the corporation is authorized to issue is 1,000 Common Shares, Par Value 0.001 and 500 Preferred Share, Par Value 0.001
- **Fifth:** The name and mailing address of the incorporator are as follows:
  Name Kyle W. Withrow
  Mailing Address 1327 Ocean Ave, Ste B
  Santa Monica, CA Zip Code 90401
- **I, The Undersigned,** for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand this 30th day of August, A.D. 20 19.

BY: [signature]
(Incorporator)

NAME: Kyle W. Withrow
(type or print)